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                                                                    EXHIBIT 99.1


                     VOTING AGREEMENT AND IRREVOCABLE PROXY



     THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (the "Agreement"), dated as of July 13, 2000, between Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P., and Morgan Stanley Venture Partners Entrepreneur Fund, L.P., (collectively, the "Stockholder"), who are stockholders of Allscripts, Inc., a Delaware corporation (the "Company"), and Channelhealth Incorporated, a Delaware corporation ("ChannelHealth").

     WHEREAS, concurrently with the execution of this Agreement, the Company, ChannelHealth, IDX Systems Corporation, a Vermont corporation and a principal stockholder of ChannelHealth ("IDX"), Allscripts Holding, Inc., Bursar Acquisition, Inc. and Bursar Acquisition No. 2, Inc. have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for the acquisition of ChannelHealth by the Company, pursuant to the terms and conditions of the Merger Agreement (the "ChannelHealth Merger"); and

     WHEREAS, the Stockholder owns of record and beneficially the number of shares of capital stock of the Company set forth beneath his, her or its signature below (the "Shares"); and

     WHEREAS, in connection with the transaction contemplated by the Merger Agreement, the Company may become a wholly owned subsidiary of a holding company ("Newco") and the Stockholder may receive shares of capital stock of Newco in exchange for the shares (the "Newco Shares"); and

     WHEREAS, the Stockholder wishes to enter into this Agreement with respect to the sum of (i) all of the Shares, (ii) all of the shares of the Company's capital stock which the Stockholder acquires during the term of this Agreement and (iii) any Newco Shares the Stockholder acquires during the term of this Agreement, less any Shares, shares of the Company's common stock or Newco Shares, which the Stockholder sells, transfers or otherwise disposes during the term of this Agreement, which are held by the Stockholder or as to which the Stockholder has, directly or indirectly, the right to vote or direct the voting at the time of any stockholder vote during the term of this Agreement (collectively, the "Proxy Shares");

     WHEREAS, approval and adoption of the Merger Agreement by the Company's stockholders is a condition to the consummation of the ChannelHealth Merger; and

     WHEREAS, in order to induce ChannelHealth and IDX to enter into the Merger Agreement, the Stockholder has agreed, upon the terms and subject to the conditions set forth herein, to vote the Proxy Shares and to deliver an irrevocable proxy to ChannelHealth to vote the Proxy Shares at any meeting of the Company's Stockholders or in connection with any action by consent of the Company's Stockholders, in favor of (i) the issuance of the ChannelHealth Merger Shares and the Allscripts Merger Shares pursuant to the Merger Agreement and
(ii) the approval
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and adoption of the Merger Agreement and the approval of the ChannelHealth
Merger and the Allscripts Merger.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Agreement to Vote Shares. The Stockholder agrees during the term of this Agreement to vote, and to cause its Affiliates to vote, the Proxy Shares, in person or by proxy (or by written consent if action is taken by written consent) in favor of (i) the issuance of the ChannelHealth Merger Shares and the Allscripts Merger Shares pursuant to the Merger Agreement and (ii) approval and adoption of the Merger Agreement and the approval of the ChannelHealth Merger and the Allscripts Merger at any meeting of the Stockholders of the Company (or any written action in lieu of a meeting) at which such matters are considered and at every adjournment thereof. The Stockholder agrees, not to, and not to permit any of its Affiliates to, vote or execute any written consent in lieu of a stockholders meeting or vote of the Company, if such consent or vote by the stockholders of the Company would be inconsistent with or frustrate the purposes of the other agreements of the Stockholder pursuant to this paragraph.

     2. Irrevocable Proxy. The Stockholder hereby irrevocably appoints ChannelHealth, with full power of substitution, as the Stockholder's attorney and proxy to attend any meeting of Stockholders of the Company or Newco (and any adjournment or adjournments thereof) called for the purpose of approving the issuance of the ChannelHealth Merger Shares and the Allscripts Merger Shares and approving and adopting, among other purposes, the Merger Agreement and the ChannelHealth Merger and the Allscripts Merger and to vote such Stockholder's Proxy Shares at such meeting and at any adjournment or adjournments thereof in favor of the approval of the issuance of the ChannelHealth Merger Shares and the Allscripts Merger Shares and in favor of the Merger Agreement and the ChannelHealth Merger and the Allscripts Merger. This proxy is coupled with the interests provided for or contemplated under this Agreement and the Merger Agreement and shall be irrevocable until terminated in accordance with the provisions of Section 6 hereof.

     3. No Voting Trusts. The Stockholder agrees that the Stockholder will not, nor will the Stockholder permit any entity under the Stockholder's control to, deposit any of the Proxy Shares in a voting trust or subject any of the Proxy Shares to any arrangement with respect to the voting of the Proxy Shares inconsistent with this Agreement.

     4.  Revocation of Prior Proxies; Limitation on Additional Proxies.
The Stockholder hereby revokes any and all previous proxies with respect to the Proxy Shares or any other voting securities of the Company that relate to the approval of the Merger Agreement. During the term of this Agreement, the Stockholder agrees not to grant any proxies with respect to (except for this Proxy or a proxy which is not inconsistent with the terms of this Agreement) any of the Proxy Shares.

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     5.  Specific Performance.  Each party hereto acknowledges that it will be impossible to measure in money the damages to the other party if a party hereto fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, the other party will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing, or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

     6. Term of Agreement; Termination. Subject to Section 10(e), the term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earliest to occur of (i) the Effective Time, or (ii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

     7. Representations and Warranties of the Stockholder. Stockholder represents and warrants to ChannelHealth and IDX as follows:

          (a) The Stockholder is the lawful owner of the Shares, free and clear of all liens, charges, options, rights, encumbrances, stockholders agreements, voting agreements, agreements to transfer or otherwise dispose of such Shares and commitments of every kind, other than this Agreement and has the sole power to vote (or cause to be voted) the Shares as set forth in this Agreement. Neither the Stockholder nor any of its Affiliates owns or holds any rights to acquire any additional securities of the Company or any interest therein or any voting rights with respect to any additional shares of Company any other securities of the Company.

          (b) This Agreement has been duly executed and delivered by a duly authorized officer to the Stockholder.

          (c) This Agreement constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, oratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (d) The execution and delivery of this Agreement by the Stockholder does not violate or breach, and will not give rise to any violation or breach, of the Stockholder's charter or by-laws, except as will not materially impair the ability of such Stockholder to effectuate, carry out or comply with all of the terms of this Agreement, any law, third party consent, Governmental Body approval or Contract by which the Stockholder, the Proxy Shares or its assets or properties may be bound.

     8. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire

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agreement among the parties with respect to the subject matter hereof. This
Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

     9. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission (with confirmation) and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to ChannelHealth:

     Channelhealth Incorporated
     25 Green Mountain Drive
     Burlington, VT  05402
     Telephone:  (802) 951-2418
     Facsimile:  (802) 865-1197
     Attention:  General Counsel

     With a copy to:

     IDX Systems Corporation
     1400 Shelbourne Road
     South Burlington, VT  05403
     Telephone:  (802) 862-1022
     Facsimile:  (802) 865-3681
     Attention:  General Counsel

     If to Stockholder:

     Morgan Stanley Dean Witter Venture Partners
     1221 Avenue of the Americas
     New York, New York 10020.
     Telephone:
     Facsimile
     Attention:

     With a copy to:

     _____________________________
     _____________________________
     _____________________________

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     10.  Miscellaneous.

     (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware without reference to its conflicts of law principles.

     (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of such provision and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement shall not be affected.

     (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

     (e) The obligations of the Stockholder set forth in this Agreement shall not be effective or binding upon the Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, IDX and ChannelHealth, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

     (f) The Stockholder's Agreement and understanding herein is not made as a director or officer of the Company or in any capacity other than a stockholder of the Company. The Stockholder signs solely in its capacity as a record holder and beneficial owner of Shares and nothing herein shall limit or affect any actions taken by a representative of the Stockholder in such representative's capacity as an officer or director of the Company.

                    [Remainder of page intentionally blank.]

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first written above.

                         CHANNELHEALTH INCORPORATED

                         By:  /s/ Robert W. Baker, Jr.
                             -----------------------------------------------
                              Name:  Robert W. Baker, Jr.
                              Title:  Vice President

                         MORGAN STANLEY VENTURE PARTNERS III, L.P.
                         MORGAN STANLEY VENTURE INVESTORS III, L.P.
                         THE MORGAN STANLEY VENTURE PARTNERS ENTREPRENEUR FUND, L.P.

                         By: Morgan Stanley Venture Partners III, L.L.C.,
                             as General Partner of each of the limited
                             partnerships named above
                         By: Morgan Stanley Venture Capital III, Inc.,
                             as Member

                         M. Fazle Husain
                         __________________________________
                         Print Name

                         /s/ M. Fazle Husain
                         __________________________________
                         (Signature)

                         Number and type of Shares 5,254,063
                                                  _________________

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